EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 69 to the Registration Statement (File Nos. 2-68918 and 811-3090) (the “Registration Statement”) of MFS® Series Trust VII (the “Trust”), of my opinion dated October 16, 2020, appearing in Post-Effective Amendment No. 65 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on October 16, 2020.

Djanira Leal
Djanira Leal
Attorney

Boston, Massachusetts
November 24, 2021